    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 23, 1996

                                                      REGISTRATION NO. 333-09429
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                 POST-EFFECTIVE

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            UNITED AUTO GROUP, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          5511                  22-3086739
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or         Classification Code Number)     Identification
        organization)                                                 No.)

                           --------------------------

                                375 PARK AVENUE
                            NEW YORK, NEW YORK 10152
                                 (212) 223-3300
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           --------------------------
                                CARL SPIELVOGEL
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                            UNITED AUTO GROUP, INC.
                                375 PARK AVENUE
                            NEW YORK, NEW YORK 10152
                                 (212) 223-3300
      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                   COPIES TO:

      Laurence D. Weltman, Esq.                 Gerald S. Tanenbaum, Esq.
       Willkie Farr & Gallagher                  Cahill Gordon & Reindel
         One Citicorp Center                          80 Pine Street
         153 East 53rd Street                    New York, New York 10005
       New York, New York 10022                       (212) 701-3000
            (212) 821-8000

                           --------------------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS
        PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                           --------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

  This Amendment consists of only Part II to the Registration Statement and is filed solely
                      for the purpose of filing exhibits.

                                    PART II
                     Information Not Required In Prospectus

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered which will be paid solely by the Company. All the amounts shown are estimates, except the Commission registration fee and the NASD filing fee:

SEC Registration Fee....................................................  $   64,029
NASD Fees...............................................................      19,250
NYSE Listing Fee........................................................     140,000
Transfer Agent and Registrar Fees and Expenses..........................      12,000
Printing and Engraving Expenses.........................................     485,000
Legal Fees and Expenses.................................................   1,000,000
Accounting Fees and Expenses............................................     850,000
Blue Sky Fees and Expenses..............................................      40,000
Miscellaneous Expenses..................................................      14,721
                                                                          ----------
        Total...........................................................  $2,625,000
                                                                          ----------
                                                                          ----------

Item 14. Indemnification of Directors and Officers

Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer or director in defending such action, provided that the director or officer undertake to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually or reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's bylaw, agreement, vote or otherwise.

The Company has adopted provisions in its Certificate of Incorporation and Bylaws that provide that the Company shall indemnify its officers and directors to the maximum extent permitted under the DGCL. The Spielvogel Employment Agreement provides for indemnification of Mr. Spielvogel to the maximum extent legally permitted or authorized by the Company's Certificate of Incorporation or Bylaws or resolutions of the Board of Directors. The Stockholders Agreement provides that in the event that a director elected pursuant thereto is made or threatened to be made a party to any action, suit or proceeding with respect to which such director may be entitled to indemnification by the Company, such director will be entitled to be represented by counsel of his choice and the reasonable expenses of such representation will be reimbursed by the Company to the extent provided in or authorized by its Certificate of Incorporation or Bylaws. Certain directors are also entitled to indemnification from the organizations that employ them.

In addition, the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement provides for indemnification of the Company, its officers and its directors by the Underwriters under certain circumstances.

The Company has purchased insurance on behalf of its officers and directors for liabilities arising out of their capacities as such.

Item 15. Recent Sales of Unregistered Securities

In the three years preceding the filing of this Registration Statement, the Company has issued the following securities that were not registered under the Securities Act.

In connection with the Equity Facility, the Company issued shares of its capital stock in multiple transactions between December 28, 1993 and July 10, 1996. Montgomery Securities acted as the placement agent for the Equity Facility and received fees in the amount of $1.4 million in connection therewith. In addition, on July 10, 1996, the Company issued additional shares of its capital stock to its existing stockholders on terms substantially similar to those of the Equity Facility. After giving effect to the Preferred Stock Conversion, the number of shares of Common Stock purchased and the aggregate offering price paid by each investor are set forth in the following table:

                                                                                             Aggregate
                                                                             Shares of       Offering
Investor                                                                    Common Stock       Price
-------------------------------------------------------------------------  --------------  -------------
Trace International Holdings, Inc........................................      3,531,156   $  28,436,560
Aeneas Venture Corporation...............................................      2,843,656      28,436,560
AIF II, L.P..............................................................      1,843,656      18,436,560
Ezra P. Mager............................................................        163,240       1,319,900
Jeremy Grantham..........................................................        104,474       1,044,740
Jules Kroll..............................................................        104,474       1,044,740
Andrea Farace............................................................         52,237         522,370
Natio Vie Developpment...................................................         52,237         522,370
Assu Venture.............................................................         36,566         365,660
Natio Fonds Venture 2....................................................         36,566         365,660
Carl Spielvogel..........................................................         26,118         261,180
Jerome Markowitz.........................................................          5,572          55,720
Philip Halperin..........................................................          5,572          55,720
Derek Lemke-von Ammon....................................................          2,786          27,860
Frank Dunlevy............................................................          2,786          27,860

Pursuant to the Securities Purchase Agreements, the Company issued its Senior Notes and Warrants in multiple transactions between September 22, 1995 and July 11, 1996. J.P. Morgan Securities Inc. acted as the placement agent for sales to non-affiliated investors and received fees in the amount of $0.9 million in connection therewith. In addition, on July 10, 1996, the Company issued Additional Warrants to such investors. The amount of securities purchased and the aggregate offering price paid by each investor are set forth in the following table:

                                                                            Shares of
                                                                          Common Stock       Aggregate
                                                      Principal Amount     Subject to        Offering
Investor                                              of Senior Notes       Warrants           Price
----------------------------------------------------  ----------------  -----------------  -------------
J.P. Morgan Capital Corporation (and its
 affiliates)........................................   $   20,000,000         634,198      $  20,535,164
The Equitable Life Assurance Society
 of the United States...............................       15,000,000         475,648         15,401,368

On April 3, 1996, the Company granted Carl Spielvogel an option to purchase up to 400,000 shares of Common Stock at an exercise price of $10.00 per share. The stock option vests in four equal installments beginning on the first anniversary of October 18, 1994, the date of Mr. Spielvogel's employment with the Company.

Under the Stock Option Plan, adopted April 23, 1996, the Company granted options to purchase 473,000 shares of Common Stock at an exercise price of $10.00 per share to employees of the Company and its affiliates. Such options vest in five equal installments on each of the first five anniversaries of the later of December 29, 1993 and the optionee's date of employment. See "Management -- Stock Option Plan." The grants of options under the Stock Option Plan were effected in reliance on Rule 701 promulgated under the Securities Act for offers and sales pursuant to certain compensatory benefit plans.

On July 31, 1996, the Company issued 10,000 shares of Class A Preferred Stock to Richard Sinkfield for an aggregate offering price of $100,000.

In addition to any exemptions specified above, each of the foregoing offerings was effected in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

    No.                                              Description
------------  ------------------------------------------------------------------------------------------
        *1.1  Form of Underwriting Agreement.
        *3.1  Form of Restated Certificate of Incorporation.
        *3.2  Form of Restated Bylaws.
        *4.1  Specimen Common Stock certificate.
        *5.1  Opinion of Willkie Farr & Gallagher.
   *10.1.1.1  Registration Rights Agreement, dated as of October 15, 1993, among the Company and the investors listed therein.
   *10.1.1.2  Amendment to Registration Rights Agreement, dated as of July 31, 1996, among the Company and the investors listed therein.
     *10.1.2  Waiver, Consent and Modification Agreement, dated as of September 22, 1995, among the
              Company and its stockholders.
     *10.1.3  Letter Agreement, dated September 22, 1996, between the Company and J.P. Morgan Capital
              Corporation.
     *10.1.4  Form of Warrant.
     *10.1.5  Form of Additional Warrant.
     *10.1.6  Employment Agreement, dated as of June 21, 1996, between the Company and Carl Spielvogel.
     *10.1.7  Severance Agreement, dated April 5, 1996, among the Company, Trace and Ezra P. Mager.
     *10.1.8  Stock Option Plan of the Company.
     *10.1.9  Registration Rights Agreement, dated as of August 1, 1995, among the Company and the parties listed on Schedule I thereto.
    *10.1.10  Sublease, dated August 1994, between Overseas Partners, Inc. and the Company.
    *10.1.11  Letter, dated July 24, 1996, from Chrysler Corporation to the Company.
    *10.1.12  Agreement, dated July 24, 1996, between the Company and Toyota Motor Sales U.S.A., Inc.
    *10.1.13  Non-employee Director Compensation Plan of the Company.
    *10.1.14  Form of Agreement among the Company, certain of its affiliates and American Honda Motor
              Co., Inc.
    *10.1.15  Form of Option Certificate of the Company in favor of Samuel X. DiFeo and Joseph C. DiFeo.
    *10.1.16  Form of Registration Rights Agreement among the Company and the parties listed on Schedule
              I thereto.
   *10.2.1.1  Honda Automobile Dealer Sales and Service Agreement, dated October 5, 1995, between
              American Honda Motor Co. Inc. and Danbury Auto Partnership (standard provisions are in
              Exhibit 10.2.1.2 hereto).
   *10.2.1.2  American Honda Motor Co. Standard Provisions.
   *10.2.2.1  Lexus Dealer Agreement, dated October 5, 1992, between Lexus, a division of Toyota Motor
              Sales, U.S.A., Inc. and Somerset Motors Partnership (standard provisions are in Exhibit
              10.2.2.2 hereto).
   *10.2.2.2  Lexus Dealer Agreement Standard Provisions.
   *10.2.3.1  Mitsubishi Motor Sales of America, Inc. Dealer Sales and Service Agreement, dated August
              29, 1994, between Mitsubishi Motor Sales of America, Inc. and Rockland Motors Partnership,
              as amended August 20, 1996 (standard provisions are in Exhibit 10.2.3.2 hereto).
   *10.2.3.2  Mitsubishi Motor Sales of America, Inc. Dealer Sales and Service Agreement Standard
              Provisions.

    No.                                              Description
------------  ------------------------------------------------------------------------------------------
   *10.2.4.1  BMW of North America, Inc. Dealer Agreement, dated January 1, 1994, between BMW of North
              America, Inc. and DiFeo BMW Partnership, as amended October 21, 1996 (standard provisions are in Exhibit 10.2.4.2 hereto).
   *10.2.4.2  BMW of North America, Inc. Dealer Standard Provisions Applicable to Dealer Agreement.
   *10.2.5.1  Term Dealer Sales and Service Agreement, dated July 3, 1996, between American Suzuki Motor
              Corporation and Fair Hyundai Partnership, as amended September 6, 1996 (standard provisions are in Exhibit 10.2.5.2)
   *10.2.5.2  Suzuki Dealer Sales and Service Agreement Standard Provisions.
   *10.2.6.1  Toyota Dealer Agreement, dated May 5, 1995, between Toyota Motor Distributors, Inc. and
              Hudson Motors Partnership (standard provisions are in Exhibit 10.2.6.2 hereto).
   *10.2.6.2  Toyota Dealer Agreement Standard Provisions.
   *10.2.7.1  Oldsmobile Division Dealer Sales and Service Agreement, dated October 2, 1992, between
              General Motors Corporation, Oldsmobile Division and J & F Oldsmobile-Isuzu Partnership, as
              amended December 20, 1993 and July 23, 1996 (standard provision are in Exhibit 10.2.7.2 hereto).
   *10.2.7.2  General Motors Dealer Sales and Service Agreement Standard Provisions.
   *10.2.8.1  Chevrolet-Geo Dealer Sales and Service Agreement, dated November 1, 1995, between General
              Motors Corporation, Chevrolet Motor Division and Fair Chevrolet-Geo Partnership
              (substantially similar to Exhibit 10.2.7.1).
   *10.2.9.1  Nissan Dealer Term Sales and Service Agreement, between the Nissan Division of Nissan
              Motor Corporation in U.S.A. and DiFeo Nissan Partnership (standard provisions are in
              Exhibit 10.2.9.2 hereto).
   *10.2.9.2  Nissan Dealer Sales and Service Agreement Standard Provisions.
  *10.2.10.1  Chrysler Corporation Term Sales and Service Agreement, dated August 16, 1995, between Fair
              Chrysler Plymouth Partnership and Chrysler Corporation, (standard provisions are in
              Exhibit 10.2.10.2).
  *10.2.10.2  Chrysler Corporation Sales and Service Agreement Additional Terms and Provisions.
    *10.2.11  Chrysler Corporation Eagle Sales and Service Agreement, dated October 8, 1992, between
              DiFeo Jeep-Eagle Partnership and Chrysler Corporation (substantially similar to Exhibit
              10.2.10.1).
    *10.2.12  Chrysler Corporation Chrysler Sales and Service Agreement, dated August 16, 1995, between
              DiFeo Chrysler Plymouth Jeep Eagle Partnership and Chrysler Corporation (substantially similar to Exhibit 10.2.10.1).
    *10.2.13  Chrysler Corporation Plymouth Sales and Service Agreement, dated November 13, 1992, between DiFeo Chrysler Plymouth Jeep Eagle Partnership and Chrysler Corporation
              (substantially similar to Exhibit 10.2.10.1).
    *10.2.14  Toyota Dealer Agreement, dated May 5, 1995, between Toyota Motor Distributors, Inc. and
              County Auto Group Partnership (substantially similar to Exhibit 10.2.6.1).
  *10.2.15.1  Hyundai Motor America Dealer Sales and Service Agreement, dated October 12, 1992, between
              Hyundai Motor America and Fair Hyundai Partnership as amended November 22, 1993, October
              12, 1995, March 14, 1996 and September 18, 1996 (standard provisions are in Exhibit
              10.2.15.2 hereto).
  *10.2.15.2  Hyundai Motor America Dealer Sales and Service Agreement Standard Provisions.
    *10.2.16  Hyundai Motor America Dealer Sales and Service Agreement, dated November 22, 1993, as amended April 1, 1994, and November 3, 1995, between Hyundai Motor America and DiFeo
              Hyundai Partnership (substantially similar to Exhibit 10.2.15.1).
    *10.2.17  Toyota Dealer Agreement, dated August 23, 1995, between Toyota Motor Distributors, Inc.
              and OCT Partnership (substantially similar to Exhibit 10.2.6.1).
    *10.2.18  Mitsubishi Motor Sales of America, Inc. Sales and Service Agreement, dated June 30, 1994, between Mitsubishi Motor Sales of America, Inc. and OCM Partnership (substantially similar to Exhibit 10.2.3.1).
    *10.2.19  Chrysler Corporation Jeep Sales and Service Agreement, dated October 8, 1992, between
              DiFeo Jeep-Eagle Partnership and Chrysler Corporation (substantially similar to Exhibit
              10.2.10.1).

    No.                                              Description
------------  ------------------------------------------------------------------------------------------
    *10.2.20  Chevrolet-Geo Dealer Sales and Service Agreement, dated November 1, 1995 between General
              Motors Corporation, Chevrolet Motor Division and DiFeo Chevrolet-Geo Partnership
              (substantially similar to Exhibit 10.2.7.1).
    *10.2.21  Isuzu Dealer Sales and Service Agreement, dated as of September 16, 1996 between American
              Isuzu Motors Inc. and Fair Cadillac--Oldsmobile--Isuzu Partnership (standard provisions are in Exhibit 10.2.22 hereto).
    *10.2.22  Isuzu Dealer Sales and Service Agreement Additional Provisions.
     10.2.23  Loan and Security Agreement, dated as of October 1, 1992, between General Motors
              Acceptance Corporation and Hudson Motors Partnership, as amended April 7, 1993 (a substantially similar agreement exists with each other operating partnership in the DiFeo
              Group).
    *10.2.24  Unconditional, Continuing Guaranty of Payment of the Company and its affiliates named therein, dated as of October 1, 1992, in favor of General Motors Acceptance Corporation, as amended April 7, 1993.
    *10.2.25  Term Loan and Borrowing Base Credit Line Loan Agreement, dated as of April 7, 1993, between General Motors Acceptance Corporation and DiFeo-EMCO Management Partnership.
    *10.2.26  Settlement Agreement, dated as of October 3, 1996, among the Company and certain of its affiliates, on the one hand, and Samuel X. DiFeo, Joseph C. DiFeo and certain of their affiliates, on the other hand.
    *10.2.27  Form of Agreement and Plan of Merger used in the Minority Exchange of the DiFeo Group.
    *10.2.28  Form of Lease of certain facilities in the DiFeo Group.
    *10.2.29  Lease Agreement, dated September 27, 1990, between J & F Associates and TJGHCC Associates.
    *10.2.30  Lease Agreement, dated October 1, 1992, between Manly Chevrolet, Inc. and County Toyota,
              Inc.
    *10.2.31  Sublease, dated October 1, 1992, between DiFeo BMW, Inc. and DiFeo BMW Partnership.
     *10.3.1  Receivables Purchase Agreement, dated as of June 28, 1995, between Atlantic Auto Funding
              Corporation and Atlantic Auto Finance Corporation.
     *10.3.2  Loan and Security Agreement, dated as of June 28, 1995, among Atlantic Auto Funding
              Corporation, Atlantic Auto Finance Corporation and Citibank, N.A.
     *10.3.3  Support Agreement of the Company, dated as of June 28, 1995, in favor of Atlantic Auto
              Funding Corporation.
     *10.3.4  Purchase Agreement, dated as of June 14, 1996, between Atlantic Auto Finance Corporation and Atlantic Auto Second Funding Corporation.
     *10.3.5  Transfer and Administration Agreement, dated as of June 14, 1996, among Atlantic Auto
              Second Funding Corporation, Atlantic Auto Finance Corporation and Morgan Guaranty Trust
              Company of New York.
     *10.3.6  Support Agreement of the Company, dated as of June 18, 1996, in favor of Atlantic Auto
              Second Funding Corporation.
     *10.3.7  Pooling and Servicing Agreement relating to Atlantic Auto Grantor Trust 1996-A, dated as of June 20, 1996, among Atlantic Auto Third Funding Corporation, Atlantic Auto Finance
              Corporation and The Chase Manhattan Bank.
     *10.3.8  Insurance and Indemnity Agreement, dated as of June 20, 1996, among Financial Security
              Assurance Inc., Atlantic Auto Third Funding Corporation and Atlantic Auto Finance
              Corporation.
     *10.3.9  Master Spread Account Agreement, dated as of June 20, 1996, among Atlantic Auto Third
              Funding Corporation, Financial Security Assurance Inc. and The Chase Manhattan Bank.
    *10.3.10  Lease Agreement, dated as of March 18, 1994, between Perinton Hills and the Company, including guaranty of lease of Atlantic Auto Finance Corporation.
     *10.4.1  Amended and Restated Stock Purchase Agreement, dated as of July 1, 1995, among the
              Company, Landers Auto Sales, Inc., Steve Landers, John Landers and Bob Landers.

    No.                                              Description
------------  ------------------------------------------------------------------------------------------
     *10.4.2  Promissory Note of the Company, dated August 1, 1995, in favor of Steve Landers and John
              Landers.
     *10.4.3  Promissory Note of the Company, dated August 1, 1995, in favor of Steve Landers and John
              Landers.
     *10.4.4  Guarantee of the Company, dated as of August 1, 1995, in favor of Steve Landers and John
              Landers.
     *10.4.5  Employment Agreement, dated as of August 1, 1995, between Landers Auto Sales, Inc. and
              Steve Landers.
     *10.4.6  Lease, dated as of August 1, 1995, among Steve Landers, John Landers, Bob Landers and
              Landers Auto Sales, Inc., regarding Jeep-Eagle premises.
     *10.4.7  Lease, dated as of August 1, 1995, among Steve Landers, John Landers, Bob Landers and
              Landers Auto Sales, Inc., regarding Oldsmobile-GMC premises.
     *10.4.8  Shareholders' Agreement, dated as of August 1, 1995, among the Company, United Landers,
              Inc., Landers Auto Sales, Inc., Steve Landers and John Landers.
     *10.4.9  Chrysler Corporation Eagle Sales and Service Agreement, dated August 16, 1995, between
              United Landers Auto Sales, Inc. and Chrysler Corporation (standard provisions are in
              Exhibit 10.2.10.2).
    *10.4.10  Chrysler Corporation Jeep Sales and Service Agreement, dated August 16, 1995, between
              United Landers Auto Sales, Inc. and Chrysler Corporation (substantially similar to Exhibit
              10.4.9).
    *10.4.11  Chrysler Corporation Dodge Sales and Service Agreement, dated August 16, 1995, between
              United Landers Auto Sales, Inc. and Chrysler Corporation (substantially similar to Exhibit
              10.4.9).
    *10.4.12  Chrysler Corporation Plymouth Sales and Service Agreement, dated August 16, 1995, between
              United Landers Auto Sales, Inc. and Chrysler Corporation (substantially similar to Exhibit
              10.4.9).
    *10.4.13  Chrysler Corporation Chrysler Sales and Service Agreement, dated August 16, 1995, between
              United Landers Auto Sales, Inc. and Chrysler Corporation (substantially similar to Exhibit
              10.4.9).
    *10.4.14  Oldsmobile Division Dealer Sales and Service Agreement, dated November 1, 1995, between
              General Motors Corporation, Oldsmobile Division and United Landers Auto Sales, Inc.
              (substantially similar to Exhibit 10.2.7.1).
    *10.4.15  GMC Truck Division Dealer Sales and Service Agreement, dated November 1, 1995, between
              General Motors Corporation, GMC Truck Division and United Landers Auto Sales, Inc.
              (substantially similar to Exhibit 10.2.7.1).
    *10.4.16  Security Agreement and Master Credit Agreement, dated October 25, 1993, between Landers
              Oldsmobile-GMC Inc. and Chrysler Credit Corporation.
    *10.4.17  Security Agreement and Master Credit Agreement, dated May 17, 1989, between Landers
              Jeep-Eagle, Inc. and Chrysler Credit Corporation.
    *10.4.18  Continuing Guaranty of United Landers, Inc., dated August 15, 1994, in favor of Chrysler
              Credit Corporation.
    *10.4.19  Commercial Loan Agreement, dated December 5, 1994, between Landers Oldsmobile-GMC, Inc.
              and The Benton State Bank.
    *10.4.20  Commercial Security Agreement, dated December 5, 1994, between Landers Oldsmobile-GMC,
              Inc. and The Benton State Bank.
    *10.4.21  Agreement, dated July 31, 1995, between the Company and General Motors Corporation,
              Oldsmobile Division.
     *10.5.1  Stock Purchase Agreement, dated as of November 17, 1995, among the Company, UAG Atlanta,
              Inc., Atlanta Toyota, Inc. and Carl H. Westcott.
     *10.5.2  Promissory Note of UAG Atlanta, Inc., dated January 16, 1996, in favor of Carl H.
              Westcott.
     *10.5.3  Guaranty of the Company, dated as of January 16, 1996, in favor of Carl Westcott.
     *10.5.4  Promissory Note of Atlanta Toyota, Inc., dated January 16, 1996, in favor of First
              Extended Service Corporation.
     *10.5.5  Guaranty of the Company, dated as of January 16, 1996, in favor of Carl Westcott.

    No.                                              Description
------------  ------------------------------------------------------------------------------------------
     *10.5.6  Lease Agreement, dated as of January 3, 1996, between Carl Westcott and Atlanta Toyota,
              Inc.
     *10.5.7  Lease Guaranty of the Company, dated as of January 16, 1996, in favor of Carl Westcott.
     *10.5.8  Toyota Dealer Agreement, dated January 16, 1996, between Southeast Toyota Motor
              Distributors, Inc. and Atlanta Toyota, Inc. (substantially similar to Exhibit 10.2.6.1).
     *10.5.9  Wholesale Floor Plan Security Agreement, dated May 24, 1996, between World Omni Financial
              Corp. and Atlanta Toyota, Inc.
    *10.5.10  Continuing Guaranty of the Company in favor of World Omni Financial Corp. and certain affiliates.
    *10.5.11  Inventory Financing Payment Agreement, dated May 24, 1996, among Atlanta Toyota, Inc.,
              Fidelity Warranty Services, Inc. and World Omni Financial Corp.
    *10.5.12  Shareholders' Agreement, dated as of July 31, 1996, among the Company, UAG Atlanta, Inc.,
              Atlanta Toyota and John Smith.
    *10.5.13  Employment Agreement, dated as of January 16, 1996, among the Company, UAG Atlanta, Inc.
              and John Smith.
     *10.6.1  Stock Purchase Agreement, dated as of March 1, 1996, among the Company, UAG Atlanta II,
              Inc., Steve Rayman Nissan, Inc., Steven L. Rayman and Richard W. Keffer, Jr.
     *10.6.2  Employment Agreement, dated as of May 1, 1996, among the Company, UAG Atlanta II, Inc.,
              Steve Rayman Nissan, Inc. and Bruce G. Dunker.
     *10.6.3  Lease Agreement, dated as of May 1, 1996, among Steven L. Rayman, Richard W. Keffer, Jr.
              and Steve Rayman Nissan, Inc.
     *10.6.4  Nissan Dealer Term Sales and Service Agreement, between the Nissan Division of Nissan
              Motor Corporation in U.S.A. and United Nissan, Inc. (substantially similar to Exhibit
              10.2.9.1).
     *10.6.5  Wholesale Floor Plan Security Agreement, dated April 29, 1996, between World Omni
              Financial Corp. and United Nissan, Inc. (substantially similar to Exhibit 10.5.9).
     *10.6.6  Continuing Guaranty of the Company, dated April 29, 1996, in favor of World Omni Financial
              Corp. and certain affiliates (substantially similar to Exhibit 10.5.10).
     *10.7.1  Stock Purchase Agreement, dated as of June 7, 1996, among the Company, UAG Atlanta III,
              Inc., Hickman Nissan, Inc., Lynda Jane Hickman and Lynda Jane Hickman as Executrix under the will of James Franklin Hickman, Jr., deceased.
     *10.7.2  Nissan Dealer Term Sales and Service Agreement, between the Nissan Division of Nissan
              Motor Corporation in U.S.A. and Peachtree Nissan, Inc. (substantially similar to Exhibit
              10.2.9.1).
     *10.7.3  Automotive Wholesale Financing and Security Agreement, dated July 12, 1996, between Nissan
              Motor Acceptance Corporation and Peachtree Nissan, Inc.
     *10.7.4  Guaranty of the Company and UAG Atlanta III, Inc., dated July 12, 1996, in favor of Nissan
              Motor Acceptance Corporation.
     *10.7.5  Promissory Note of UAG Atlanta III, Inc., dated July 12, 1996, in favor of Lynda Jane
              Hickman, as Executrix under the will of James Franklin Hickman, Jr.
     *10.7.6  Guaranty of Note of Hickman Nissan, Inc., dated July 12, 1996, in favor of Lynda Jane
              Hickman, as Executrix under the will of James Franklin Hickman, Jr.
     *10.7.7  Guaranty of Note of the Company, dated July 12, 1996, in favor of Lynda Jane Hickman, as
              Executrix under the will of James Franklin Hickman, Jr.
     *10.7.8  Lease Agreement, dated July 12, 1996, between Lynda Jane Hickman, as Executrix under the will of James Franklin Hickman, Jr., and Hickman Nissan, Inc.
     *10.7.9  Lease Agreement, dated July 12, 1996, between Argonne Enterprises, Inc. and Hickman
              Nissan, Inc.
    *10.7.10  Guaranty of Lease of the Company, dated July 12, 1996, in favor of Lynda Jane Hickman, as
              Executrix under the will of James Franklin Hickman, Jr.
    *10.7.11  Guaranty of Lease of the Company, dated July 12, 1996, in favor of Argonne Enterprises,
              Inc.

    No.                                              Description
------------  ------------------------------------------------------------------------------------------
     *10.8.1  Stock Purchase Agreement, dated as of June 6, 1996, among the Company, UAG West, Inc.,
              Scottsdale Jaguar, LTD., SA Automotive, LTD., SL Automotive, LTD., SPA Automotive, LTD.,
              LRP, LTD., Sun BMW, LTD., Scottsdale Management Group, LTD., 6725 Dealership, LTD., Steven
              Knappenberger Revocable Trust Dated April 15, 1983, as amended, Brochick 6725 Trust dated
              December 29, 1992, Beskind 6725 Trust dated December 29, 1992, Steven Knappenberger, Jay
              P. Beskind December 29, 1992, Knappenberger 6725 Trust dated and George W. Brochick, as amended on October 21, 1996 by Amendment No. 1, Amendment No. 2 and Amendment No. 3.
     *10.8.2  Purchase and Sale Agreement, 6905 E. McDowell Road, dated June 6, 1996, among Steven
              Knappenberger, as Trustee of the Steven Knappenberger Revocable Trust II, Bruce
              Knappenberger, as Trustee of the Bruce Knappenberger Trust and UAG West, Inc.
     *10.8.3  Form of Employment Agreement between the Company, UAG West, Inc. and Steven Knappenberger.
     *10.8.4  Form of Broker's Agreement between UAG West, Inc. and KBB, Inc.
   *10.8.5.1  Form of Audi Dealer Agreement (standard provisions are in Exhibit 10.8.5.2 hereto).
   *10.8.5.2  Audi Standard Provisions.
   *10.8.6.1  Form of Acura Automobile Dealer Sales and Service Agreement (standard provisions are in
              Exhibit 10.8.6.2 hereto).
   *10.8.6.2  Acura Standard Provisions.
   *10.8.7.1  Form of BMW of North America Dealer Agreement (substantially similar to Exhibit 10.2.4.1).
   *10.8.8.1  Form of Porsche Sales and Service Agreement.
    10.8.8.2  Form of Addendum to Porsche Sales and Service Agreement.
    10.8.9.1  Form of Land Rover North America, Inc. Dealer Agreement.
    10.8.9.2  Land Rover Standard Provisions.
    *10.8.10  Sublease, dated June 7, 1988, between Max of Switzerland and Scottsdale Porsche & Audi,
              Ltd.
    *10.8.11  Lease, dated October 1990, between Lisa B. Zelinsky and R. J. Morgan Corporation of
              America and Scottsdale Hyundai, Ltd.
    *10.8.12  Sublease, dated July 1, 1995, between Camelback Automotive, Inc. and LRP Ltd.
    *10.8.13  Lease, dated February 27, 1995, between Lee S. Maas and Sun BMW Ltd.
    *10.8.14  Form of Shareholders' Agreement among UAG West, Inc., SK Motors, Ltd., and the
              Knappenberger Revocable Trust.
    *10.8.15  Form of Management Agreement among the Company, UAG West, Inc. and Scottsdale Jaguar, Ltd.
    *10.8.16  Form of Lease Agreement between 6725 Agent and Scottsdale Jaguar, Ltd.
     10.8.17  Form of Indemnification Agreement among the Company, UAG West, Inc., Scottsdale Jaguar,
              Ltd., Steven Knappenberger, and certain other individuals and trusts.
    *10.8.18  Form of Real Estate Loan and Security Agreement, made by SA Automotive, Ltd. for the benefit of Chrysler Financial Corporation.
    *10.8.19  Form of Security Agreement and Master Credit Agreement of Chrysler Credit Corporation
              (substantially similar to Exhibit 10.4.16).
    *10.8.20  Form of Continuing Guaranty of each of the Company and UAG West, Inc. in favor of Chrysler
              Credit Corporation (substantially similar to Exhibit 10.4.18).
     *10.9.1  Stock Purchase Agreement, dated August 5, 1996, among the Company, UAG Atlanta IV, Inc.,
              Charles Evans BMW, Inc. and Charles F. Evans.
     *10.9.2  Stock Purchase Agreement, dated August 5, 1996, among the Company, UAG Atlanta IV, Inc.,
              Charles Evans Nissan, Inc. and Charles F. Evans.
     *10.9.3  Form of Dealer Agreement between BMW North America, Inc. and Charles Evans BMW Inc.
              (substantially similar to Exhibit 10.2.4.1).
     *10.9.4  Form of Nissan Dealer Term Sales and Service Agreement between Nissan Motor Corporation in
              U.S.A. and Charles Evans Nissan, Inc. (substantially similar to Exhibit 10.2.9.1).
     *10.9.5  Form of Lease Agreement between Charles F. Evans and Charles Evans
              BMW, Inc.

    No.                                              Description
------------  ------------------------------------------------------------------------------------------
     *10.9.6  Form of Lease Guaranty of the Company in favor of Charles F. Evans.
     *10.9.7  Form of Lease Agreement between Charles F. Evans and Charles Evans Nissan, Inc.
      10.9.8  Form of Lease Guaranty of the Company in favor of Charles F. Evans.
     *10.9.9  Form of Purchase and Sale Agreement for Charles Evans BMW Property between Charles F.
              Evans and the Company.
    *10.9.10  Form of Purchase and Sale Agreement for Charles Evans Nissan Property between Charles F.
              Evans and the Company.
    *10.9.11  Form of Inventory Financing and Security Agreement between BMW Financial Services NA, Inc.
              and UAG Atlanta IV Motors, Inc.
    *10.9.12  Form of Guaranty of the Company in favor of BMW Financial Services NA, Inc.
    *10.9.13  Form of Inventory Financing and Security Agreement between BMW Financial Services NA, Inc.
              and Conyers Nissan, Inc. (substantially similar to Exhibit 10.9.11).
    *10.9.14  Form of Guaranty of the Company in favor of BMW Financial Services NA, Inc. (substantially similar to Exhibit 10.9.12).
    *10.10.1  Stock Purchase Agreement, dated September 5, 1996, among the Company, UAG Tennessee, Inc.,
              Standefer Motor Sales, Inc., Charles A. Standefer and Charles A. Standefer and Karen S.
              Nicely, trustees under the Irrevocable Trust Agreement of Charles B. Standefer for the
              primary benefit of children, dated December 21, 1992.
     10.10.2  Form of Nissan Dealer Term Sales and Service Agreement between Nissan Motor Corporation in
              U.S.A. and Conyers Nissan, Inc. (standard provisions are in Exhibit 10.2.9.2).
    *10.10.3  Form of Lease Agreement between Standefer Investment Company and Standefer Motor Sales,
              Inc.
     10.10.4  Form of Lease Guaranty of the Company in favor of Standefer Investment Company.
    *10.10.5  Form of Security Agreement and Master Credit Agreement between Chrysler Credit Corporation and Standefer Motor Sales, Inc. (substantially similar to Exhibit 10.4.16).
    *10.10.6  Form of Continuing Guaranty of each of the Company and UAG Tennessee, Inc. in favor of
              Chrysler Credit Corporation (substantially similar to Exhibit 10.4.18).
       *11.1  Statement re computation of per share earnings.
       *21.1  List of subsidiaries of the Company.
     *23.1.1  Consent of Coopers & Lybrand L.L.P.
     *23.1.2  Consent of Coopers & Lybrand L.L.P.
     *23.1.3  Consent of Coopers & Lybrand L.L.P.
     *23.1.4  Consent of Coopers & Lybrand L.L.P.
     *23.1.5  Consent of Coopers & Lybrand L.L.P.
     *23.1.6  Consent of Coopers & Lybrand L.L.P.
     *23.1.7  Consent of Coopers & Lybrand L.L.P.
     *23.1.8  Consent of Coopers & Lybrand L.L.P.
       *23.2  Consent of Willkie Farr & Gallagher (included in Exhibit 5.1).
       *24.1  Powers of Attorney.
       *27.1  Financial Data Schedules.

------------------------
 *Previously filed.

(b) Financial Statement Schedule

    Schedule II--Valuation and Qualifying Accounts

Item 17. Undertakings

(1) The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreements certificates for the Common Stock in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.
(2) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to its Bylaws, the Underwriting Agreements or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(3) The Registrant hereby undertakes that:
    (a)For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.
    (b)For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on October 23, 1996.

                                          UNITED AUTO GROUP, INC.
                                          By:      /s/ PHILIP N. SMITH, JR.
                                             -----------------------------------
                                                    Philip N. Smith, Jr.
                                                  VICE PRESIDENT, SECRETARY
                                                     AND GENERAL COUNSEL

Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                         Title                               Date
------------------------------------------  -------------------------------------------------  ------------------

                     *
    ---------------------------------       Chairman of the Board and Chief Executive Officer    October 23, 1996
             Carl Spielvogel                (Principal Executive Officer)

                     *
    ---------------------------------       Executive Vice President and Chief Financial         October 23, 1996
              Arthur J. Rawl                Officer (Principal Financial Officer)

          /s/ ROBERT W. THOMPSON
    ---------------------------------       Vice President-Finance (Principal Accounting         October 22, 1996
            Robert W. Thompson              Officer)

                     *
    ---------------------------------       Director                                             October 23, 1996
            Marshall S. Cogan

                     *
    ---------------------------------       Director                                             October 23, 1996
           Michael R. Eisenson

                     *
    ---------------------------------       Director                                             October 23, 1996
              John J. Hannan

                     *
    ---------------------------------       Director                                             October 23, 1996
              Jules B. Kroll

                     *
    ---------------------------------       Director                                             October 23, 1996
             Robert H. Nelson

                Signature                                         Title                               Date
------------------------------------------  -------------------------------------------------  ------------------


                     *
    ---------------------------------       Director                                             October 23, 1996
              John M. Sallay

                     *
    ---------------------------------       Director                                             October 23, 1996
            Richard Sinkfield

    *By:      /s/ PHILIP N. SMITH, JR.
       ----------------------------
             Attorney-in-fact

                                 EXHIBIT INDEX

  Exhibit
    No.                                                Description
------------  ---------------------------------------------------------------------------------------------
        *1.1  Form of Underwriting Agreement.
        *3.1  Form of Restated Certificate of Incorporation.
        *3.2  Form of Restated Bylaws.
        *4.1  Specimen Common Stock certificate.
        *5.1  Opinion of Willkie Farr & Gallagher.
   *10.1.1.1  Registration Rights Agreement, dated as of October 15, 1993, among the Company and the investors listed therein.
   *10.1.1.2  Amendment to Registration Rights Agreement, dated as of July 31, 1996, among the Company and the investors listed therein.
     *10.1.2  Waiver, Consent and Modification Agreement, dated as of September 22, 1995, among the Company and its stockholders.
     *10.1.3  Letter Agreement, dated September 22, 1996, between the Company and J.P. Morgan Capital
              Corporation.
     *10.1.4  Form of Warrant.
     *10.1.5  Form of Additional Warrant.
     *10.1.6  Employment Agreement, dated as of June 21, 1996, between the Company and Carl Spielvogel.
     *10.1.7  Severance Agreement, dated April 5, 1996, among the Company, Trace and Ezra P. Mager.
     *10.1.8  Stock Option Plan of the Company.
     *10.1.9  Registration Rights Agreement, dated as of August 1, 1995, among the Company and the parties listed on Schedule I thereto.
    *10.1.10  Sublease, dated August 1994, between Overseas Partners, Inc. and the Company.
    *10.1.11  Letter, dated July 24, 1996, from Chrysler Corporation to the Company.
    *10.1.12  Agreement, dated July 24, 1996, between the Company and Toyota Motor Sales U.S.A., Inc.
    *10.1.13  Non-employee Director Compensation Plan of the Company.
    *10.1.14  Form of Agreement among the Company, certain of its affiliates and American Honda Motor Co.,
              Inc.
    *10.1.15  Form of Option Certificate of the Company in favor of Samuel X. DiFeo and Joseph C. DiFeo.
    *10.1.16  Form of Registration Rights Agreement among the Company and the parties listed on Schedule I thereto.
   *10.2.1.1  Honda Automobile Dealer Sales and Service Agreement, dated October 5, 1995, between American
              Honda Motor Co. Inc. and Danbury Auto Partnership (standard provisions are in Exhibit
              10.2.1.2 hereto).
   *10.2.1.2  American Honda Motor Co. Standard Provisions.
   *10.2.2.1  Lexus Dealer Agreement, dated October 5, 1992, between Lexus, a division of Toyota Motor
              Sales, U.S.A., Inc. and Somerset Motors Partnership (standard provisions are in Exhibit
              10.2.2.2 hereto).
   *10.2.2.2  Lexus Dealer Agreement Standard Provisions.
   *10.2.3.1  Mitsubishi Motor Sales of America, Inc. Dealer Sales and Service Agreement, dated August 29,
              1994, between Mitsubishi Motor Sales of America, Inc. and Rockland Motors Partnership, as
              amended August 20, 1996 (standard provisions are in Exhibit 10.2.3.2 hereto).
   *10.2.3.2  Mitsubishi Motor Sales of America, Inc. Dealer Sales and Service Agreement Standard
              Provisions.
   *10.2.4.1  BMW of North America, Inc. Dealer Agreement, dated January 1, 1994, between BMW of North
              America, Inc. and DiFeo BMW Partnership, as amended October 21, 1996 (standard provisions are in Exhibit 10.2.4.2 hereto).
   *10.2.4.2  BMW of North America, Inc. Dealer Standard Provisions Applicable to Dealer Agreement.
   *10.2.5.1  Term Dealer Sales and Service Agreement, dated July 3, 1996, between American Suzuki Motor
              Corporation and Fair Hyundai Partnership, as amended September 6, 1996 (standard provisions are in Exhibit 10.2.5.2)
   *10.2.5.2  Suzuki Dealer Sales and Service Agreement Standard Provisions.

  Exhibit
    No.                                                Description
------------  ---------------------------------------------------------------------------------------------
   *10.2.6.1  Toyota Dealer Agreement, dated May 5, 1995, between Toyota Motor Distributors, Inc. and
              Hudson Motors Partnership (standard provisions are in Exhibit 10.2.6.2 hereto).
   *10.2.6.2  Toyota Dealer Agreement Standard Provisions.
   *10.2.7.1  Oldsmobile Division Dealer Sales and Service Agreement, dated October 2, 1992, between
              General Motors Corporation, Oldsmobile Division and J & F Oldsmobile-Isuzu Partnership, as
              amended December 20, 1993 and July 23, 1996 (standard provision are in Exhibit 10.2.7.2 hereto).
   *10.2.7.2  General Motors Dealer Sales and Service Agreement Standard Provisions.
   *10.2.8.1  Chevrolet-Geo Dealer Sales and Service Agreement, dated November 1, 1995, between General
              Motors Corporation, Chevrolet Motor Division and Fair Chevrolet-Geo Partnership
              (substantially similar to Exhibit 10.2.7.1).
   *10.2.9.1  Nissan Dealer Term Sales and Service Agreement, between the Nissan Division of Nissan Motor
              Corporation in U.S.A. and DiFeo Nissan Partnership (standard provisions are in Exhibit
              10.2.9.2 hereto).
   *10.2.9.2  Nissan Dealer Sales and Service Agreement Standard Provisions.
  *10.2.10.1  Chrysler Corporation Term Sales and Service Agreement, dated August 16, 1995, between Fair
              Chrysler Plymouth Partnership and Chrysler Corporation, (standard provisions are in Exhibit
              10.2.10.2).
  *10.2.10.2  Chrysler Corporation Sales and Service Agreement Additional Terms and Provisions.
    *10.2.11  Chrysler Corporation Eagle Sales and Service Agreement, dated October 8, 1992, between DiFeo
              Jeep-Eagle Partnership and Chrysler Corporation (substantially similar to Exhibit 10.2.10.1).
    *10.2.12  Chrysler Corporation Chrysler Sales and Service Agreement, dated August 16, 1995, between
              DiFeo Chrysler Plymouth Jeep Eagle Partnership and Chrysler Corporation (substantially similar to Exhibit 10.2.10.1).
    *10.2.13  Chrysler Corporation Plymouth Sales and Service Agreement, dated November 13, 1992, between
              DiFeo Chrysler Plymouth Jeep Eagle Partnership and Chrysler Corporation (substantially similar to Exhibit 10.2.10.1).
    *10.2.14  Toyota Dealer Agreement, dated May 5, 1995, between Toyota Motor Distributors, Inc. and
              County Auto Group Partnership (substantially similar to Exhibit 10.2.6.1).
  *10.2.15.1  Hyundai Motor America Dealer Sales and Service Agreement, dated October 12, 1992, between
              Hyundai Motor America and Fair Hyundai Partnership as amended November 22, 1993, October 12,
              1995, March 14, 1996 and September 18, 1996 (standard provisions are in Exhibit 10.2.15.2 hereto).
  *10.2.15.2  Hyundai Motor America Dealer Sales and Service Agreement Standard Provisions.
    *10.2.16  Hyundai Motor America Dealer Sales and Service Agreement, dated November 22, 1993, as amended
              April 1, 1994, and November 3, 1995, between Hyundai Motor America and DiFeo Hyundai
              Partnership (substantially similar to Exhibit 10.2.15.1).
    *10.2.17  Toyota Dealer Agreement, dated August 23, 1995, between Toyota Motor Distributors, Inc. and
              OCT Partnership (substantially similar to Exhibit 10.2.6.1).
    *10.2.18  Mitsubishi Motor Sales of America, Inc. Sales and Service Agreement, dated June 30, 1994, between Mitsubishi Motor Sales of America, Inc. and OCM Partnership (substantially similar to
              Exhibit 10.2.3.1).
    *10.2.19  Chrysler Corporation Jeep Sales and Service Agreement, dated October 8, 1992, between DiFeo
              Jeep-Eagle Partnership and Chrysler Corporation (substantially similar to Exhibit 10.2.10.1).
    *10.2.20  Chevrolet-Geo Dealer Sales and Service Agreement, dated November 1, 1995 between General
              Motors Corporation, Chevrolet Motor Division and DiFeo Chevrolet-Geo Partnership
              (substantially similar to Exhibit 10.2.7.1).
    *10.2.21  Isuzu Dealer Sales and Service Agreement, dated as of September 16, 1996 between American
              Isuzu Motors Inc. and Fair Cadillac--Oldsmobile--Isuzu Partnership (standard provisions are in Exhibit 10.2.22 hereto).
    *10.2.22  Isuzu Dealer Sales and Service Agreement Additional Provisions.

  Exhibit
    No.                                                Description
------------  ---------------------------------------------------------------------------------------------
     10.2.23  Loan and Security Agreement, dated as of October 1, 1992, between General Motors Acceptance
              Corporation and Hudson Motors Partnership, as amended April 7, 1993 (a substantially similar agreement exists with each other operating partnership in the DiFeo Group).
    *10.2.24  Unconditional, Continuing Guaranty of Payment of the Company and its affiliates named therein, dated as of October 1, 1992, in favor of General Motors Acceptance Corporation, as amended April 7, 1993.
    *10.2.25  Term Loan and Borrowing Base Credit Line Loan Agreement, dated as of April 7, 1993, between
              General Motors Acceptance Corporation and DiFeo-EMCO Management Partnership.
    *10.2.26  Settlement Agreement, dated as of October 3, 1996, among the Company and certain of its affiliates, on the one hand, and Samuel X. DiFeo, Joseph C. DiFeo and certain of their affiliates, on the other hand.
    *10.2.27  Form of Agreement and Plan of Merger used in the Minority Exchange of the DiFeo Group.
    *10.2.28  Form of Lease of certain facilities in the DiFeo Group.
    *10.2.29  Lease Agreement, dated September 27, 1990, between J & F Associates and TJGHCC Associates.
    *10.2.30  Lease Agreement, dated October 1, 1992, between Manly Chevrolet, Inc. and County Toyota, Inc.
    *10.2.31  Sublease, dated October 1, 1992, between DiFeo BMW, Inc. and DiFeo BMW Partnership.
     *10.3.1  Receivables Purchase Agreement, dated as of June 28, 1995, between Atlantic Auto Funding
              Corporation and Atlantic Auto Finance Corporation.
     *10.3.2  Loan and Security Agreement, dated as of June 28, 1995, among Atlantic Auto Funding
              Corporation, Atlantic Auto Finance Corporation and Citibank, N.A.
     *10.3.3  Support Agreement of the Company, dated as of June 28, 1995, in favor of Atlantic Auto
              Funding Corporation.
     *10.3.4  Purchase Agreement, dated as of June 14, 1996, between Atlantic Auto Finance Corporation and
              Atlantic Auto Second Funding Corporation.
     *10.3.5  Transfer and Administration Agreement, dated as of June 14, 1996, among Atlantic Auto Second
              Funding Corporation, Atlantic Auto Finance Corporation and Morgan Guaranty Trust Company of
              New York.
     *10.3.6  Support Agreement of the Company, dated as of June 18, 1996, in favor of Atlantic Auto Second
              Funding Corporation.
     *10.3.7  Pooling and Servicing Agreement relating to Atlantic Auto Grantor Trust 1996-A, dated as of
              June 20, 1996, among Atlantic Auto Third Funding Corporation, Atlantic Auto Finance
              Corporation and The Chase Manhattan Bank.
     *10.3.8  Insurance and Indemnity Agreement, dated as of June 20, 1996, among Financial Security
              Assurance Inc., Atlantic Auto Third Funding Corporation and Atlantic Auto Finance
              Corporation.
     *10.3.9  Master Spread Account Agreement, dated as of June 20, 1996, among Atlantic Auto Third Funding
              Corporation, Financial Security Assurance Inc. and The Chase Manhattan Bank.
    *10.3.10  Lease Agreement, dated as of March 18, 1994, between Perinton Hills and the Company, including guaranty of lease of Atlantic Auto Finance Corporation.
     *10.4.1  Amended and Restated Stock Purchase Agreement, dated as of July 1, 1995, among the Company,
              Landers Auto Sales, Inc., Steve Landers, John Landers and Bob Landers.
     *10.4.2  Promissory Note of the Company, dated August 1, 1995, in favor of Steve Landers and John
              Landers.
     *10.4.3  Promissory Note of the Company, dated August 1, 1995, in favor of Steve Landers and John
              Landers.
     *10.4.4  Guarantee of the Company, dated as of August 1, 1995, in favor of Steve Landers and John
              Landers.
     *10.4.5  Employment Agreement, dated as of August 1, 1995, between Landers Auto Sales, Inc. and Steve
              Landers.
     *10.4.6  Lease, dated as of August 1, 1995, among Steve Landers, John Landers, Bob Landers and Landers
              Auto Sales, Inc., regarding Jeep-Eagle premises.

  Exhibit
    No.                                                Description
------------  ---------------------------------------------------------------------------------------------
     *10.4.7  Lease, dated as of August 1, 1995, among Steve Landers, John Landers, Bob Landers and Landers
              Auto Sales, Inc., regarding Oldsmobile-GMC premises.
     *10.4.8  Shareholders' Agreement, dated as of August 1, 1995, among the Company, United Landers, Inc.,
              Landers Auto Sales, Inc., Steve Landers and John Landers.
     *10.4.9  Chrysler Corporation Eagle Sales and Service Agreement, dated August 16, 1995, between United
              Landers Auto Sales, Inc. and Chrysler Corporation (standard provisions are in Exhibit
              10.2.10.2).
    *10.4.10  Chrysler Corporation Jeep Sales and Service Agreement, dated August 16, 1995, between United
              Landers Auto Sales, Inc. and Chrysler Corporation (substantially similar to Exhibit 10.4.9).
    *10.4.11  Chrysler Corporation Dodge Sales and Service Agreement, dated August 16, 1995, between United
              Landers Auto Sales, Inc. and Chrysler Corporation (substantially similar to Exhibit 10.4.9).
    *10.4.12  Chrysler Corporation Plymouth Sales and Service Agreement, dated August 16, 1995, between
              United Landers Auto Sales, Inc. and Chrysler Corporation (substantially similar to Exhibit
              10.4.9).
    *10.4.13  Chrysler Corporation Chrysler Sales and Service Agreement, dated August 16, 1995, between
              United Landers Auto Sales, Inc. and Chrysler Corporation (substantially similar to Exhibit
              10.4.9).
    *10.4.14  Oldsmobile Division Dealer Sales and Service Agreement, dated November 1, 1995, between
              General Motors Corporation, Oldsmobile Division and United Landers Auto Sales, Inc.
              (substantially similar to Exhibit 10.2.7.1).
    *10.4.15  GMC Truck Division Dealer Sales and Service Agreement, dated November 1, 1995, between
              General Motors Corporation, GMC Truck Division and United Landers Auto Sales, Inc.
              (substantially similar to Exhibit 10.2.7.1).
    *10.4.16  Security Agreement and Master Credit Agreement, dated October 25, 1993, between Landers
              Oldsmobile-GMC Inc. and Chrysler Credit Corporation.
    *10.4.17  Security Agreement and Master Credit Agreement, dated May 17, 1989, between Landers Jeep-
              Eagle, Inc. and Chrysler Credit Corporation.
    *10.4.18  Continuing Guaranty of United Landers, Inc., dated August 15, 1994, in favor of Chrysler
              Credit Corporation.
    *10.4.19  Commercial Loan Agreement, dated December 5, 1994, between Landers Oldsmobile-GMC, Inc. and
              The Benton State Bank.
    *10.4.20  Commercial Security Agreement, dated December 5, 1994, between Landers Oldsmobile-GMC, Inc.
              and The Benton State Bank.
    *10.4.21  Agreement, dated July 31, 1995, between the Company and General Motors Corporation,
              Oldsmobile Division.
     *10.5.1  Stock Purchase Agreement, dated as of November 17, 1995, among the Company, UAG Atlanta,
              Inc., Atlanta Toyota, Inc. and Carl H. Westcott.
     *10.5.2  Promissory Note of UAG Atlanta, Inc., dated January 16, 1996, in favor of Carl H. Westcott.
     *10.5.3  Guaranty of the Company, dated as of January 16, 1996, in favor of Carl Westcott.
     *10.5.4  Promissory Note of Atlanta Toyota, Inc., dated January 16, 1996, in favor of First Extended
              Service Corporation.
     *10.5.5  Guaranty of the Company, dated as of January 16, 1996, in favor of Carl Westcott.
     *10.5.6  Lease Agreement, dated as of January 3, 1996, between Carl Westcott and Atlanta Toyota, Inc.
     *10.5.7  Lease Guaranty of the Company, dated as of January 16, 1996, in favor of Carl Westcott.
     *10.5.8  Toyota Dealer Agreement, dated January 16, 1996, between Southeast Toyota Motor Distributors,
              Inc. and Atlanta Toyota, Inc. (substantially similar to Exhibit 10.2.6.1).
     *10.5.9  Wholesale Floor Plan Security Agreement, dated May 24, 1996, between World Omni Financial
              Corp. and Atlanta Toyota, Inc.
    *10.5.10  Continuing Guaranty of the Company in favor of World Omni Financial Corp. and certain affiliates.
    *10.5.11  Inventory Financing Payment Agreement, dated May 24, 1996, among Atlanta Toyota, Inc.,
              Fidelity Warranty Services, Inc. and World Omni Financial Corp.
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
  Exhibit
    No.                                                Description
------------  ---------------------------------------------------------------------------------------------
    *10.5.12  Shareholders' Agreement, dated as of July 31, 1996, among the Company, UAG Atlanta, Inc.,
              Atlanta Toyota and John Smith.
    *10.5.13  Employment Agreement, dated as of January 16, 1996, among the Company, UAG Atlanta, Inc. and
              John Smith.
     *10.6.1  Stock Purchase Agreement, dated as of March 1, 1996, among the Company, UAG Atlanta II, Inc.,
              Steve Rayman Nissan, Inc., Steven L. Rayman and Richard W. Keffer, Jr.
     *10.6.2  Employment Agreement, dated as of May 1, 1996, among the Company, UAG Atlanta II, Inc., Steve
              Rayman Nissan, Inc. and Bruce G. Dunker.
     *10.6.3  Lease Agreement, dated as of May 1, 1996, among Steven L. Rayman, Richard W. Keffer, Jr. and
              Steve Rayman Nissan, Inc.
     *10.6.4  Nissan Dealer Term Sales and Service Agreement, between the Nissan Division of Nissan Motor
              Corporation in U.S.A. and United Nissan, Inc. (substantially similar to Exhibit 10.2.9.1).
     *10.6.5  Wholesale Floor Plan Security Agreement, dated April 29, 1996, between World Omni Financial
              Corp. and United Nissan, Inc. (substantially similar to Exhibit 10.5.9).
     *10.6.6  Continuing Guaranty of the Company, dated April 29, 1996, in favor of World Omni Financial
              Corp. and certain affiliates (substantially similar to Exhibit 10.5.10).
     *10.7.1  Stock Purchase Agreement, dated as of June 7, 1996, among the Company, UAG Atlanta III, Inc.,
              Hickman Nissan, Inc., Lynda Jane Hickman and Lynda Jane Hickman as Executrix under the will of James Franklin Hickman, Jr., deceased.
     *10.7.2  Nissan Dealer Term Sales and Service Agreement, between the Nissan Division of Nissan Motor
              Corporation in U.S.A. and Peachtree Nissan, Inc. (substantially similar to Exhibit 10.2.9.1).
     *10.7.3  Automotive Wholesale Financing and Security Agreement, dated July 12, 1996, between Nissan
              Motor Acceptance Corporation and Peachtree Nissan, Inc.
     *10.7.4  Guaranty of the Company and UAG Atlanta III, Inc., dated July 12, 1996, in favor of Nissan
              Motor Acceptance Corporation.
     *10.7.5  Promissory Note of UAG Atlanta III, Inc., dated July 12, 1996, in favor of Lynda Jane
              Hickman, as Executrix under the will of James Franklin Hickman, Jr.
     *10.7.6  Guaranty of Note of Hickman Nissan, Inc., dated July 12, 1996, in favor of Lynda Jane
              Hickman, as Executrix under the will of James Franklin Hickman, Jr.
     *10.7.7  Guaranty of Note of the Company, dated July 12, 1996, in favor of Lynda Jane Hickman, as
              Executrix under the will of James Franklin Hickman, Jr.
     *10.7.8  Lease Agreement, dated July 12, 1996, between Lynda Jane Hickman, as Executrix under the will of James Franklin Hickman, Jr., and Hickman Nissan, Inc.
     *10.7.9  Lease Agreement, dated July 12, 1996, between Argonne Enterprises, Inc. and Hickman Nissan,
              Inc.
    *10.7.10  Guaranty of Lease of the Company, dated July 12, 1996, in favor of Lynda Jane Hickman, as
              Executrix under the will of James Franklin Hickman, Jr.
    *10.7.11  Guaranty of Lease of the Company, dated July 12, 1996, in favor of Argonne Enterprises, Inc.
     *10.8.1  Stock Purchase Agreement, dated as of June 6, 1996, among the Company, UAG West, Inc.,
              Scottsdale Jaguar, LTD., SA Automotive, LTD., SL Automotive, LTD., SPA Automotive, LTD., LRP,
              LTD., Sun BMW, LTD., Scottsdale Management Group, LTD., 6725 Dealership, LTD., Steven
              Knappenberger Revocable Trust Dated April 15, 1983, as amended, Brochick 6725 Trust dated
              December 29, 1992, Beskind 6725 Trust dated December 29, 1992, Steven Knappenberger, Jay P.
              Beskind December 29, 1992, Knappenberger 6725 Trust dated and George W. Brochick, as amended on October 21, 1996 by Amendment No. 1, Amendment No. 2 and Amendment No. 3.
     *10.8.2  Purchase and Sale Agreement, 6905 E. McDowell Road, dated June 6, 1996, among Steven
              Knappenberger, as Trustee of the Steven Knappenberger Revocable Trust II, Bruce
              Knappenberger, as Trustee of the Bruce Knappenberger Trust and UAG West, Inc.
     *10.8.3  Form of Employment Agreement between the Company, UAG West, Inc. and Steven Knappenberger.
     *10.8.4  Form of Broker's Agreement between UAG West, Inc. and KBB, Inc.
   *10.8.5.1  Form of Audi Dealer Agreement (standard provisions are in Exhibit 10.8.5.2 hereto).
   *10.8.5.2  Audi Standard Provisions.

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
  Exhibit
    No.                                                Description
------------  ---------------------------------------------------------------------------------------------
   *10.8.6.1  Form of Acura Automobile Dealer Sales and Service Agreement (standard provisions are in
              Exhibit 10.8.6.2 hereto).
   *10.8.6.2  Acura Standard Provisions.
   *10.8.7.1  Form of BMW of North America Dealer Agreement (substantially similar to Exhibit 10.2.4.1).
   *10.8.8.1  Form of Porsche Sales and Service Agreement.
    10.8.8.2  Form of Addendum to Porsche Sales and Service Agreement.
    10.8.9.1  Form of Land Rover North America, Inc. Dealer Agreement.
    10.8.9.2  Land Rover Standard Provisions.
    *10.8.10  Sublease, dated June 7, 1988, between Max of Switzerland and Scottsdale Porsche & Audi, Ltd.
    *10.8.11  Lease, dated October 1990, between Lisa B. Zelinsky and R. J. Morgan Corporation of America
              and Scottsdale Hyundai, Ltd.
    *10.8.12  Sublease, dated July 1, 1995, between Camelback Automotive, Inc. and LRP Ltd.
    *10.8.13  Lease, dated February 27, 1995, between Lee S. Maas and Sun BMW Ltd.
    *10.8.14  Form of Shareholders' Agreement among UAG West, Inc., SK Motors, Ltd., and the Knappenberger
              Revocable Trust.
    *10.8.15  Form of Management Agreement among the Company, UAG West, Inc. and Scottsdale Jaguar, Ltd.
    *10.8.16  Form of Lease Agreement between 6725 Agent and Scottsdale Jaguar, Ltd.
     10.8.17  Form of Indemnification Agreement among the Company, UAG West, Inc., Scottsdale Jaguar, Ltd.,
              Steven Knappenberger, and certain other individuals and trusts.
    *10.8.18  Form of Real Estate Loan and Security Agreement, made by SA Automotive, Ltd. for the benefit of Chrysler Financial Corporation.
    *10.8.19  Form of Security Agreement and Master Credit Agreement of Chrysler Credit Corporation
              (substantially similar to Exhibit 10.4.16).
    *10.8.20  Form of Continuing Guaranty of each of the Company and UAG West, Inc. in favor of Chrysler
              Credit Corporation (substantially similar to Exhibit 10.4.18).
     *10.9.1  Stock Purchase Agreement, dated August 5, 1996, among the Company, UAG Atlanta IV, Inc.,
              Charles Evans BMW, Inc. and Charles F. Evans.
     *10.9.2  Stock Purchase Agreement, dated August 5, 1996, among the Company, UAG Atlanta IV, Inc.,
              Charles Evans Nissan, Inc. and Charles F. Evans.
     *10.9.3  Form of Dealer Agreement between BMW North America, Inc. and Charles Evans BMW Inc.
              (substantially similar to Exhibit 10.2.4.1).
     *10.9.4  Form of Nissan Dealer Term Sales and Service Agreement between Nissan Motor Corporation in
              U.S.A. and Charles Evans Nissan, Inc. (substantially similar to Exhibit 10.2.9.1).
     *10.9.5  Form of Lease Agreement between Charles F. Evans and Charles Evans
              BMW, Inc.
     *10.9.6  Form of Lease Guaranty of the Company in favor of Charles F. Evans.
     *10.9.7  Form of Lease Agreement between Charles F. Evans and Charles Evans Nissan, Inc.
      10.9.8  Form of Lease Guaranty of the Company in favor of Charles F. Evans.
     *10.9.9  Form of Purchase and Sale Agreement for Charles Evans BMW Property between Charles F. Evans and the Company.
    *10.9.10  Form of Purchase and Sale Agreement for Charles Evans Nissan Property between Charles F.
              Evans and the Company.
    *10.9.11  Form of Inventory Financing and Security Agreement between BMW Financial Services NA, Inc.
              and UAG Atlanta IV Motors, Inc.
    *10.9.12  Form of Guaranty of the Company in favor of BMW Financial Services NA, Inc.
    *10.9.13  Form of Inventory Financing and Security Agreement between BMW Financial Services NA, Inc.
              and Conyers Nissan, Inc. (substantially similar to Exhibit 10.9.11).
    *10.9.14  Form of Guaranty of the Company in favor of BMW Financial Services NA, Inc. (substantially similar to Exhibit 10.9.12).

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
  Exhibit
    No.                                                Description
------------  ---------------------------------------------------------------------------------------------
    *10.10.1  Stock Purchase Agreement, dated September 5, 1996, among the Company, UAG Tennessee, Inc.,
              Standefer Motor Sales, Inc., Charles A. Standefer and Charles A. Standefer and Karen S.
              Nicely, trustees under the Irrevocable Trust Agreement of Charles B. Standefer for the
              primary benefit of children, dated December 21, 1992.
     10.10.2  Form of Nissan Dealer Term Sales and Service Agreement between Nissan Motor Corporation in
              U.S.A. and Conyers Nissan, Inc. (standard provisions are in Exhibit 10.2.9.2).
    *10.10.3  Form of Lease Agreement between Standefer Investment Company and Standefer Motor Sales, Inc.
     10.10.4  Form of Lease Guaranty of the Company in favor of Standefer Investment Company.
    *10.10.5  Form of Security Agreement and Master Credit Agreement between Chrysler Credit Corporation and Standefer Motor Sales, Inc. (substantially similar to Exhibit 10.4.16).
    *10.10.6  Form of Continuing Guaranty of each of the Company and UAG Tennessee, Inc. in favor of
              Chrysler Credit Corporation (substantially similar to Exhibit 10.4.18).
       *11.1  Statement re computation of per share earnings.
       *21.1  List of subsidiaries of the Company.
     *23.1.1  Consent of Coopers & Lybrand L.L.P.
     *23.1.2  Consent of Coopers & Lybrand L.L.P.
     *23.1.3  Consent of Coopers & Lybrand L.L.P.
     *23.1.4  Consent of Coopers & Lybrand L.L.P.
     *23.1.5  Consent of Coopers & Lybrand L.L.P.
     *23.1.6  Consent of Coopers & Lybrand L.L.P.
     *23.1.7  Consent of Coopers & Lybrand L.L.P.
     *23.1.8  Consent of Coopers & Lybrand L.L.P.
       *23.2  Consent of Willkie Farr & Gallagher (included in Exhibit 5.1).
       *24.1  Powers of Attorney.
       *27.1  Financial Data Schedules.

------------------------
* Previously filed.